Exhibit 10.1

Execution Version

Facility Agreement

SCHMID Group N.V.

as Company

CHRISTIAN SCHMID

as Security Provider

ANETTE SCHMID

as Security Provider

Black Forest Special Situations I
as Lender

CONTENTS

CLAUSE	PAGE

1.	DEFINITIONS AND INTERPRETATION	3
2.	THE FACILITY	7
3.	PURPOSE	7
4.	UTILISATIONS	8
5.	REPAYMENT	9
6.	INTEREST	9
7.	FIRST TRANCHE INCENTIVE	9
8.	CONVERSION	10
9.	ARRANGEMENT FEE	11
10.	TAX GROSS UP AND INDEMNITIES	11
11.	COSTS AND EXPENSES	12
12.	GUARANTEE AND SECURITY	12
13.	REPRESENTATIONS	17
14.	UNDERTAKING BY THE COMPANY	17
15.	EVENTS OF DEFAULT	18
16.	ILLEGALITY	20
17.	NO ASSIGNMENT	20
18.	PAYMENT MECHANICS	20
19.	CONDUCT OF BUSINESS BY THE LENDER	20
20.	NOTICES	20
21.	CALCULATIONS	21
22.	PARTIAL INVALIDITY	21
23.	REMEDIES AND WAIVERS	21
24.	AMENDMENTS AND WAIVERS	21
25.	CONFIDENTIALITY	21
26.	GOVERNING LAW	22
27.	JURISDICTION	22
28.	CONCLUSION OF THIS AGREEMENT (VERTRAGSSCHLUSS)	22
SCHEDULE 1		23
Conditions Precedent		23
Part 1 - Conditions Precedent to utilisation of First Tranche		23
Part 2 - Conditions Precedent to utilisation of Second Tranche		23

THIS AGREEMENT is made on _________  2025:

(1)	SCHMID Group N.V., a Dutch public limited liability company (naamloze vennootschap), registered in the Commercial Register of the Chamber of Commerce (Kamer van Koophandel) in the Netherlands under number 89188276 (the "Company" and "Borrower");

(2)	Gebr. Schmid GmbH, a limited liability company "Gesellschaft mit beschränkter Haftung" registered with the commercial register "Handelsregister" of the local court "Amtsgericht" of Stuttgart under registration number HRB 738354 as the company (the "OpCo");

(parties under (1) and (2) together, the "Guarantors");

(3)	Christian Schmid, business address Robert-Bosch-Str. 32-36, 72250 Freudenstadt, Germany;

(4)	Anette Schmid, business address Robert-Bosch-Str. 32-36, 72250 Freudenstadt, Germany:

(parties under (3) and (4) together, the “Security Providers”);

(5)	Black Forest Special Situations I, an exempted company incorporated under the laws of the Cayman Islands with registered office at 71 Fort Street, George Town, Grand Cayman KY1-1106, Cayman Islands (the “Lender");

THE PARTIES AGREE AS FOLLOWS:

1.	Definitions And Interpretation

1.1	In this agreement the following words and expressions and abbreviations have the following meaning:

"Acceleration Notice" has the meaning given to that term in clause 15.7 (Acceleration);

"Affiliate" means, in relation to any person, a Subsidiary of that person or a Holding Company of that person or any other Subsidiary of that Holding Company;

"Authorisation" means an authorisation, consent, approval, resolution, licence, exemption, filing or registration;

"Borrower" means the Company;

"Business Day" means a day (other than a Saturday or Sunday) on which banks are open for general business in Stuttgart, Germany;

"Closing Date" means the date on which the first Utilisation of the Facility occurs;

"Commitment" means a Facility Commitment;

"Confidential Information" means, irrespective of form, all information regarding any member of the Group or the Finance Documents received by the Lender, or of which it becomes aware, under or in connection with the Finance Documents directly or indirectly from any member of the Group or any of their advisers, excluding public or non-confidential information and information that is known by the Lender before the date that information is disclosed to it as set out above or is lawfully obtained by the Lender after that date (i) from a source which is unconnected with the Group and (ii) which has not been obtained in breach of, and is not subject to, any obligation of confidentiality, in each case as far as the Lender is aware;

"Confidentiality Undertaking" means a confidentiality undertaking substantially in a recommended form of the Loan Market Association or in any other form agreed between the Company and the Lender;

"Conversion" means the conversion by the Lender, in accordance with clause 8 (Conversion), of all (but not part) of the First Tranche and/or the Second Tranche together with all accrued but unpaid interest thereon into ordinary shares of the Company;

"Default" means an Event of Default or any event or circumstance specified in clause 15 (Events of Default) which would (with the expiry of a grace period, the giving of notice, the making of any determination under the Finance Documents or any combination of any of the foregoing) be an Event of Default;

"Event of Default" means any event or circumstance specified as such in clause 15 (Events of Default);

"Facility" means the term facility made available in EUR under this Agreement;

"Facility Commitment" means the First Tranche and the Second Tranche;

"Facility Loan" means a loan made or to be made under the Facility or the principal amount outstanding for the time being of that loan;

"Finance Document" means this Agreement, any Transaction Security Document, and any other document designated as such by the Lender and the Company;

"First Tranche" means a Loan in the amount of EUR 2,500,000;

"Funds Flow Statement" means a funds flow statement in agreed form;

"Group" means the Company and its Subsidiaries from time to time;

"Guarantor" means the Company and the OpCo;

"Holding Company" means, in relation to a company or corporation, any other company or corporation in respect of which it is a Subsidiary;

"Legal Reservations" means:

(a)	the principle that equitable remedies may be granted or refused at the discretion of a court and the limitation of enforcement by laws relating to insolvency, reorganisation and other laws generally affecting the rights of creditors;

(b)	the accessory nature of Security, defences of set-off and counterclaim and the time barring of claims under the German Civil Code (Bürgerliches Gesetzbuch);

(c)	similar principles, rights and defences under the laws of any relevant jurisdiction; and

"Loan" means a Facility Loan;

"Material Adverse Effect" means a material adverse effect which is demonstrable, material and durationally significant on the ability of the Obligors, taken as a whole, to perform their payment obligations when due under the Finance Documents, provided that no event or circumstance shall constitute a Material Adverse Effect to the extent it results from:

(a)	changes in general economic, political or market conditions, including changes in interest rates, credit markets or capital markets;

(b)	changes affecting the industry or markets in which the Group operates generally;

(c)	changes in law, regulation or accounting standards;

(d)	acts of war, terrorism, pandemics or natural disasters;

(e)	changes in the market price, trading volume or volatility of the Company’s shares; or

(f)	the announcement or performance of this Agreement or any transaction contemplated hereby,

unless, in the case of paragraphs (a) to (d), such event or circumstance has a materially disproportionate adverse effect on the Group taken as a whole as compared to other companies operating in the same industry. The existence of a Material Adverse Effect shall be determined by reference to objective evidence, and the burden of proof shall rest with the Lender.

"Obligor" means the Borrower or the OpCo;

"Obligors' Agent" means the Company, appointed to act on behalf of each Obligor in relation to the Finance Documents pursuant to clause 2.1(Obligors' Agent);

"Party" means a party to this Agreement;

"Representative" means any delegate, agent, manager, administrator, nominee, attorney, trustee or custodian;

"Second Tranche" means a Loan in the amount of up to EUR 7,500,000;

"Security" means any security interest in respect of an asset (dingliche Sicherheit);

"Subsidiary" means a subsidiary within the meaning of sections 15 - 17 German Stock Corporation Act (Aktiengesetz) and section 290 of the German Commercial Code (Handelsgesetzbuch);

"Tax" means any tax, levy, impost, duty or other charge or withholding of a similar nature (including any penalty or interest payable in connection with any failure to pay or any delay in paying any of the same);

"Termination Date" means, in relation to the Facility, fifteen months from the date of this Agreement;

"Total Commitments" means the Total Maximum Facility Commitments;

"Total Maximum Facility Commitments" means the aggregate of the Facility Commitments, being a maximum of EUR 10,000,000;

"Tranche" means the First Tranche and the Second Tranche;

"Transaction Security" means the Security created or expressed to be created in favour of the Lender pursuant to the Transaction Security Documents;

"Transaction Security Documents" means each document entered into by any Obligor or any third party creating or expressed to create any Security over all or any part of its assets in respect of the obligations of any of the Obligors under any of the Finance Documents;

"USA Patriot Act" means the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, Public law 107-56 of the United States;

"Utilisation" means a Loan;

"Utilisation Date" means the date of a Utilisation, being the date on which the relevant Loan is to be made;

“VWAP” means US$4.1956, being the trailing six month SEC 10b-18 volume weighted average price of the shares of the Company as at 12 December 2025 per Bloomberg;

1.2	Construction

(a)	Unless a contrary indication appears, any reference in this Agreement to:

(i)	any "Lender", any "Obligor", or any "Party" shall be construed so as to include its successors in title, permitted assigns and permitted transferees;

(ii)	"assets" includes present and future properties, revenues and rights of every description;

(iii)	"director" includes any statutory legal representative(s) (organschaftlicher Vertreter) of a person pursuant to the laws of its jurisdiction of incorporation, including but not limited to, in relation to a person incorporated or established in Germany, a managing director (Geschäftsführer) or member of the board of directors (Vorstand);

(iv)	"indebtedness" includes any obligation (whether incurred as principal or as surety) for the payment or repayment of money, whether present or future, actual or contingent;

(v)	a "person" includes any individual, firm, company, corporation, government, state or agency of a state or any association, trust, joint venture, consortium, partnership or other entity(whether or not having separate legal personality);

(vi)	a "regulation" includes any regulation, rule, official directive, request or guideline (whether or not having the force of law) of any governmental, intergovernmental or supranational body, agency, department or of any regulatory, self-regulatory or other authority or organisation;

(vii)	a provision of law is a reference to that provision as amended or re-enacted; and

(viii)	a time of day is a reference to Frankfurt time.

(b)	Section, clause and schedule headings are for ease of reference only.

(c)	Unless a contrary indication appears, a term used in any other Finance Document or in any notice given under or in connection with any Finance Document has the same meaning in that Finance Document or notice as in this Agreement.

(d)	A Default (including an Event of Default) is "continuing" if it has not been remedied (including by an Equity Cure) or waived.

1.3	This Agreement is made in the English language. For the avoidance of doubt, the English language version of this Agreement shall prevail over any translation of this Agreement. However, where a German translation of a word or phrase appears in the text of this Agreement, the German translation of such word or phrase shall prevail.

2.	The Facility

Subject to the terms of this Agreement, the Lender makes available to the Borrower a term facility in an amount up to the Total Maximum Facility Commitments.

2.1	Obligors' Agent

(a)	OpCo by its execution of this Agreement irrevocably appoints the Company to act on its behalf as its agent (Bevollmächtigter) in relation to the Finance Documents and authorises:

(i)	the Company to supply on its behalf all information concerning itself contemplated by this Agreement to the Lender and to give all notices and instructions, to execute on its behalf any Accession Letter, to make such agreements and to effect the relevant amendments, supplements and variations capable of being given, made or effected by any Obligor notwithstanding that they may affect the Obligor, without further reference to or the consent of that Obligor; and

(ii)	the Lender to give any notice, demand or other communication to that Obligor pursuant to the Finance Documents to the Company.

(b)	Every act, omission, agreement, undertaking, settlement, waiver, amendment, supplement, variation, notice or other communication given or made by the Obligors' Agent or given to the Obligors' Agent under any Finance Document on behalf of OpCo or in connection with any Finance Document (whether or not known to OpCo) shall be binding for all purposes on OpCo as if OpCo had expressly made, given or concurred with it. In the event of any conflict between any notices or other communications of the Obligors' Agent and OpCo, those of the Obligors' Agent shall prevail.

(c)	For the purposes of acting as their agent in accordance with this clause, OpCo exempts the Company from the restrictions imposed by section 181 Civil Code (Bürgerliches Gesetzbuch) (and any equivalent restriction under any applicable foreign law) in this respect to the extent legally possible.

3.	Purpose

3.1	The Borrower shall apply all amounts borrowed by it under the First Tranche in the following order (“First Tranche Purpose”):

(a)	Payment of [***];

(b)	Payment of [***] with such amount being paid directly by the Lender [***];

(c)	Payment of EUR 50,000 to the Lender as an arrangement fee, with such amount being withheld by the Lender from the funded drawdown in accordance with Clause 9 (Arrangement Fee);

(d)	Payment of [***], with such amount being paid by the Lender to the account set out in Clause 4.3;

3.2	Upon utilising the Second Tranche (if any), the Borrower will apply the funds in the following manner (“Second Tranche Purpose”):

(a)	Payment to the Lender of an arrangement fee equal to 2% of the amount drawn, with such amount being withheld by the Lender from the funded drawdown in accordance with Clause 9 (Arrangement Fee);

(b)	[***];

(c)	[***] and

(d)	All remaining amounts towards the working capital of the Company and OpCo.

3.3	The Lender will provide the Borrower with transfer confirmations for the payments pursuant to 3.1(a) and 3.1(b) and, to the extent made directly, 3.2(b and 3.2(c) by no later than close of business on the date of the relevant drawdown.

3.4	The Borrower will provide the Lender will payment confirmations showing the use of funds in accordance with Clause 3.1(d) for the First Payment Tranche and Clause 3.2 (b) and Clause 3.2(c), to the extent that such payments are made from the Second Payment Tranche and not paid directly by the Lender, as soon as available and by no later than close of business on the second Business Day after the relevant drawdown.

4.	Utilisations

4.1	Tranches

The Facility shall be made available in two Loans (each a Tranche) forming part of the Facility Commitments, each denominated in EUR:

(a)	the First Tranche, in an amount of EUR 2,500,000, to be utilised in full on 18 December 2025; and

(b)	the Second Tranche, in an amount of up to EUR 7,500,000 (with no minimum amount) and equal to the maximum amount of the capital raised by the Lender between the First Tranche and 30 January 2026 (or on such later date as agreed by the Borrower), which shall be capped at EUR 7,500,000, to be utilised in full on 30 January 2026 (or such later date as agreed by the Borrower) or on such earlier date (on no less than 2 Business Days’ notice) communicated to the Borrower by which time the Lender has raised the full EUR 7.5m; the Lender shall inform the Borrower of the amount of the Second Tranche 2 Business Days before utilisation.

4.2	Deemed utilisation requests

(a)	Subject to satisfaction (or waiver by the Lender) of the applicable Conditions Precedent set out in Schedule 1, each Tranche shall be automatically utilised in full on its scheduled Utilisation Date.

(b)	No separate utilisation request shall be required in respect of either Tranche.

4.3	Obligation of the Lender

On each scheduled utilisation date, the Lender shall make the relevant Tranche available to the Borrower by crediting the proceeds (after deduction of the applicable arrangement fee pursuant to clause 9 (Arrangement Fee) and any amounts which are being paid by the Lender directly to [***]) to the following bank account of the OpCo, such transfer being made on behalf of and in the name of the Company by abbreviation of the payment method (Abkürzung des Zahlungswegs), or any bank account designated by the Company in writing not later than five Business Days prior to the relevant utilisation date:

Account holder: Gebr. Schmid GmbH
Account bank: Commerzbank AG
SWIFT-BIC: COBADEFFXXX
IBAN: DE31660400180220133300

4.4	No further conditions

The Lender shall not be entitled to impose any additional conditions, reduce the amount, or delay the utilisation of any Tranche, except as expressly provided in this Agreement.

5.	Repayment

The Borrower under the Facility shall repay the aggregate Loans in full on the Termination Date if no Conversion has occurred before the Termination Date.

6.	Interest

6.1	Calculation of interest

The rate of interest on each Loan under the Facility is 15 % p.a.

6.2	Payment of interest

The Borrower shall pay accrued interest on each Loan in cash on the Maturity Date, unless the accrued interest is converted in the Conversion.

7.	First Tranche Incentive

7.1	Grant of options

As part of the compensation for providing the First Tranche, the Company undertakes to grant to the Lender options in relation to the shares of the Company for 1,250,000 ordinary shares in the Company (the “Options”).

7.2	Key terms of the Options

The Options shall have the following principal terms:

(a)	the exercise price per share shall be equal to the VWAP;

(b)	the maturity of the Options shall be five (5) years from the date of grant;

(c)	the Options may be exercised only once and only in respect of all (but not part) of the Options held by the relevant holder who is exercising the Options; and

(d)	the Options shall be non-transferable, except: (i) with the prior written consent of the Company (such consent not to be unreasonably withheld); or (ii) to one or more shareholders of the Lender.

7.3	Implementation

The Options shall be granted pursuant to an option agreement or option plan to be entered into between the Company and the Lender (or its nominee) within 15 Business Days after the utilisation of the First Tranche, which shall reflect the terms set out in this clause 7 and contain customary additional provisions, including provisions relating to the creation of the shares if the Options are exercised, settlement mechanics (including how the shares will be issued in case the Options are exercised), adjustment events and compliance with applicable law.

7.4	Regulatory and corporate law compliance

The grant and exercise of the Options shall be subject to compliance with applicable corporate, capital markets and stock exchange laws and regulations, as well as any required corporate approvals of the Company.

To the extent the Options have not been granted as a result of any regulatory restriction, additional shares shall be issued to the Lender using the following formula:

Bonus Shares = X * 1,250,000 / 2.15

Where:

X = The greater of: (i) US$1; and (ii) (A – VWAP)

A = Current market price

7.5	No cash consideration

The Options shall be granted for no additional cash consideration, other than payment of the applicable exercise price upon exercise.

8.	Conversion

8.1	First Tranche and Second Tranche Conversion Right

Subject to the conditions set out in this clause 8, the Lender shall have the right, at any time from the date falling six (6) months after the Closing Date but before the Termination Date, to elect to convert (a) the aggregate principal amount outstanding under the outstanding Loans and (b) all accrued but unpaid interest thereon, into ordinary shares of the Company (the “Conversion”).

For the avoidance of doubt the Lender shall be permitted to convert the principal amount outstanding in two tranches: (i) EUR 2,500,000 plus all accrued interest thereon (being the amount drawn under the First Tranche) (“First Tranche Conversion Amount”); and (ii) such amount as is drawn under the Second Tranche plus all accrued interest thereon (“Second Tranche Conversion Amount”).

8.2	Conditions to Conversion

The Conversion may only be exercised if no Acceleration Notice has been given and is outstanding at the time of the Conversion.

8.3	Conversion price and mechanics

The conversion price shall be USD 2.15 per share (the Conversion Price). The number of shares to be issued upon Conversion shall be determined by dividing the First Tranche Conversion Amount or Second Tranche Conversion Amount (as applicable) (expressed in USD at the spot exchange rate published by the European Central Bank on the Conversion Date) by the Conversion Price. Any fractional entitlements shall be rounded down and no cash adjustment shall be made in respect thereof.

8.4	Conversion notice

The Lender shall exercise the Conversion by delivering a written conversion notice to the Company (the Conversion Notice) specifying the proposed conversion date (the Conversion Date), which shall be not less than 20 Business Days after receipt of the Conversion Notice by the Company.

8.5	Implementation and issuance of shares

The Conversion shall be implemented by way of capital increase or issuance of shares in accordance with applicable law and the constitutional documents of the Company. The Company shall use best endeavours to procure all necessary corporate, regulatory and stock exchange approvals required to effect the Conversion. The shares issued upon Conversion will be initially unregistered securities and not freely transferable or tradeable, subject to applicable securities laws; the Lender acknowledges and accepts this. The Company will take all necessary steps using best endeavours to procure that such shares become freely transferable.

8.6	Regulatory and legal limitations

If the Conversion cannot be implemented on the proposed Conversion Date due to any legal, regulatory or corporate law restriction, the Parties shall cooperate in good faith to effect the Conversion as soon as reasonably practicable thereafter. Failure to effect the Conversion due to such restriction shall not constitute an Event of Default for a period of 90 days, provided that the Company is using reasonable best endeavours to overcome such restriction.

8.7	Effect of Conversion

Upon completion of the Conversion, being the time at which freely transferrable shares are held by the Company (“Conversion Completion”) (a) the converted principal and interest shall be irrevocably discharged and (b) the Lender shall cease to have any rights as a creditor in respect of the converted amounts.

8.8	No obligation to convert

Nothing in this Agreement shall oblige the Lender to exercise the Conversion right, and the Conversion right shall lapse automatically upon repayment in full of all amounts outstanding under the Facility.

9.	Arrangement Fee

The Borrower shall pay to the Lender an arrangement fee in an amount equal to 2% of the amount of each Loan. The arrangement fee in respect of a Loan shall be due and payable on the date on which such Loan is disbursed. The Lender shall withhold the amount of the relevant arrangement fee from the proceeds of such Loan at the time of disbursement, and the Borrower hereby irrevocably authorises the Lender to do so.

10.	Tax Gross Up and Indemnities

10.1	Tax gross-up

Each Obligor shall make all payments to be made by it without any Tax Deduction, unless a Tax Deduction is required by law. "Tax Deduction" means a deduction or withholding for or on account of Tax from a payment under a Finance Document.

10.2	VAT

All amounts set out or expressed in a Finance Document to be payable by any Party to the Lender which (in whole or in part) constitute the consideration for a supply or supplies for VAT purposes shall be deemed to be exclusive of any VAT which is chargeable on such supply or supplies, and accordingly, if VAT is or becomes chargeable on any supply made by the Lender to any Party under a Finance Document and the Lender is required to account to the relevant tax authority for the VAT, that Party shall pay to the Lender (in addition to and at the same time as paying any other consideration for such supply) an amount equal to the amount of such VAT (subject to the Lender having delivered to that Party a VAT invoice which fulfils the requirements of the applicable VAT law).

11.	Costs And Expenses

11.1	Each Party shall bear the costs it incurred in connection with this Agreement or any other Finance Document, including the costs of its advisors.

11.2	If, as a result of the introduction of or any change in law or regulation after the date of this Agreement the Lender incurs direct, demonstrable and non-recurring costs in performing its obligations under this Agreement, the Company shall, to the extent permitted by law, reimburse such costs provided that:

(a)	such costs are reasonable and properly attributable to this Agreement;

(b)	the Lender has used reasonable efforts to mitigate such costs;

(c)	the Lender provides reasonable evidence of the amount claimed; and

(d)	no reimbursement shall be required in respect of any costs arising from the Lender’s internal policies, funding structure or tax position.

Any amount payable under this clause 11.2 shall not give rise to an Event of Default if disputed in good faith.

12.	Guarantee and Security

12.1	Undertaking to provide share pledges

(a)	Each Obligor and each Security Provider irrevocably undertakes that, within 15 Business Days after the Utilisation Date of the First Tranche, it shall or shall procure that Christian Schmid and/or Anette Schmid and/or companies and/or partnerships that are wholly owned by Christian Schmid and/or Anette Schmid shall enter into and deliver to the Lender one or more first priority share pledge agreements, creating Security over 156,250 common stock in [***], a Delaware corporation with its registered office in [***], Delaware, USA, registered with the Secretary of State - Division of Corporations under file number [***] (“[***]”, any stock or shares in [***] “[***] Shares”). For the avoidance of doubt, the absence of such share pledge at the time of utilisation of the First Tranche shall not affect the validity of the Utilisation or the obligation of the Lender to fund the First Tranche in accordance with this Agreement.

(b)	Each Obligor and each Security Provider irrevocably undertakes that, within 3 Business Days after the Utilisation Date of the Second Tranche, it shall or shall procure that Christian Schmid and/or Anette Schmid and/or companies and/or partnerships that are wholly owned by Christian Schmid and/or Anette Schmid shall enter into and deliver to the Lender one or more share pledge agreements, creating Security over such number of [***] Shares which shall be equal to 625,000 multiplied by a fraction, the numerator of which is the actual amount of the Second Tranche utilised, and the denominator of which is EUR 7,500,000. For the avoidance of doubt, the absence of such share pledge at the time of utilisation of the Second Tranche shall not affect the validity of the Utilisation or the obligation of the Lender to fund the Second Tranche in accordance with this Agreement.

(c)	Failure to comply with the undertakings in this clause 12.1 shall not constitute an Event of Default, provided that:

(i)	the relevant Obligor is using best endeavours to comply with this clause; and

(ii)	such failure is remedied within 5 Business Days after written notice from the Lender.

12.2	Enforcement of Transaction Security Documents

(a)	The Security granted pursuant to the Transaction Security Documents may only be enforced if an Acceleration Notice has been given to the Borrower.

(b)	The Lender agrees to enforce or exercise any rights or powers arising under a Transaction Security Document only in accordance with the Finance Documents.

12.3	Release of Security

(a)	If:

(i)	a disposal to a person or persons outside the Group of any asset of the Group or any asset over which security has been created by any Transaction Security Document is:

(A)	being effected at the request of the Lender in circumstances where any of the security created by the Transaction Security Documents has become enforceable; or

(B)	being effected by enforcement of the Transaction Security Documents or being effected upon request or instruction of the Lender, after an Acceleration Notice has been provided or after the enforcement of any Transaction Security Document, to a person or persons which is, or are, not a member or members of the Group, or

(ii)	(A) all Loans are irrevocably repaid in full, all Commitments have been cancelled and no Lender is under any actual or contingent liability to make any further advances or provide any other financial accommodation hereunder or (B) Conversion Completion has occurred, the Lender is obliged to execute on behalf of it and of each Obligor (and at the cost of the Company) the releases and disposals referred to in paragraph (b) below.

The releases and other actions referred to in paragraph (a) above are any release of the Security created by the Transaction Security Documents over any asset and all related and/or required actions.

(b)	If the Lender is obliged to effect any of the releases or disposals in circumstances permitted under the paragraphs above, the Lender and each Obligor must promptly execute any document which is reasonably required to achieve that release or disposal. Each Obligor irrevocably authorises the Lender to promptly execute any such document. Any release will not affect the obligations of any other member of the Group under the Finance Documents.

12.4	Cash collateral release of security of [***] Shares

(a)	Notwithstanding anything to the contrary in this Agreement or any Transaction Security Document, the Lender agrees that the Security granted over any [***] Shares shall be released in respect of such [***] Shares if the following conditions are satisfied:

(i)	the relevant owner of the [***] Shares (which shall not be a member of the Group) deposits an amount in cash equal to EUR 19.00 per [***] Share (the “Cash Collateral Amount”) into an escrow account in the name of the Lender (the “Cash Collateral Account”) with the escrow agent instructed to release any fund necessary to the Lenders to satisfy amounts due under this Agreement with any excess funds to be returned to the the relevant owner; and

(ii)	no Event of Default is continuing at the time of such release.

(b)	Upon satisfaction of the conditions set out above, the Lender shall, without undue delay, execute all documents and take all actions reasonably required to release the Security over the relevant [***] Shares, whereupon the relevant owner of such [***] Shares shall be free to dispose of them without restriction.

(c)	The Cash Collateral Amount shall constitute Transaction Security and shall secure the Obligors’ obligations under the Finance Documents on the same basis as the released Security over the [***] Shares.

(d)	the Cash Collateral Amount shall remain fully funded until the earlier of:

(i)	the irrevocable repayment in full of all amounts outstanding under the Finance Documents; or

(ii)	Conversion Completion.

(e)	Any excess amount standing to the credit of the Cash Collateral Account following such repayment or Conversion Completion shall be released to the Company or the party that deposited the Cash Collateral Amount.

12.5	Additional release events for [***] Shares

(a)	In addition to the release mechanism set out in this clause 12, the Lender agrees that the Security granted over any [***] Shares shall also be released if the relevant [***] Shares are to be sold:

(i)	in connection with an initial public offering (IPO) of [***]; or

(ii)	in connection with a transaction pursuant to which a majority of the shares in [***] are sold to a third party and the relevant [***] Shares are sold alongside such transaction; and

the individual(s) or entity(ies) who granted the Security over such [***] Shares (the “Security Provider”) assigns to the Lender, by way of assignment for security or outright assignment, all of its claims to receive the cash consideration payable in respect of the sale of such [***] Shares (the “Assigned Sale Proceeds”), such assignment to be effective no later than concurrently with completion of the relevant sale.

(b)	Upon satisfaction of the conditions set out in this clause 12.5, the Lender shall, without undue delay and concurrently with completion of the relevant sale, execute all documents and take all actions reasonably required to release the Security over the relevant [***] Shares, and the Assigned Sale Proceeds shall constitute Transaction Security securing the Obligors’ obligations under the Finance Documents on the same basis as the released Security.

(c)	Any surplus of the Assigned Sale Proceeds remaining after the irrevocable repayment in full of all amounts outstanding under the Finance Documents or following Conversion Completion in accordance with clause 8 (Conversion) shall be released to the relevant Security Provider.

12.6	Acknowledgement of restrictions relating to [***] Shares

The Lender acknowledges and agrees that:

(a)	the [***] Shares are shares in a private venture-backed company which is pursuing an initial public offering, and are subject to customary and market standard restrictions on transferability and the exercise of shareholder rights, including restrictions arising under applicable law, constitutional documents and contractual arrangements commonly used in private venture financings;

(b)	the Lender has been provided with, has reviewed and understands the terms of the Investors’ Rights Agreement and the Voting Agreement relating to [***] (each as in effect on the date of this Agreement), which contain such transfer restrictions and other limitations on shareholder rights;

(c)	any transfer of ownership of the [***] Shares to the Lender (whether by enforcement of Security or otherwise) is conditional upon the Lender acceding to the Investors’ Rights Agreement and the Voting Agreement in their respective current form, and the Lender agrees that it shall execute any accession documentation required for such purpose; and

(d)	the existence or enforcement of such restrictions, and any delay or limitation resulting therefrom, shall not constitute a breach of any Finance Document, shall not give rise to any Event of Default, and shall not prejudice the validity or enforceability of the Security over the [***] Shares.

12.7	Guarantee (Garantie)

Each Guarantor irrevocably and unconditionally jointly and severally (gesamtschuldnerisch) guarantees (garantiert) to the Lender to pay to the Lender within 15 Business Days of receipt by it of a written demand by the Lender the amount of principal, interest, costs, expenses or other amount demanded in that demand, which demand shall state that the sum demanded by the Lender under or in connection with the Finance Documents has not been fully and irrevocably paid by the Borrower; and

For the avoidance of doubt this guarantee does not constitute a guarantee upon first demand (Garantie auf erstes Anfordern).

12.8	Continuing and independent guarantee

This guarantee is independent and separate from the obligations of any Borrower, is a continuing guarantee which will extend to the ultimate balance of sums payable by the Borrower under the Finance Documents, including as a result of any amendment, supplement or replacement of any Finance Document (including any extension, increase or addition of any facility), regardless of any intermediate payment or discharge in whole or in part, and is in addition to and is not in any way prejudiced by any other guarantee or security now or subsequently held by the Lender or any circumstance or event affecting any other Obligor.

12.9	Permitted defences

For the avoidance of doubt nothing in this clause 12 shall preclude any defences (a) based on personal defences of the Borrower (Einreden des Hauptschuldners) or any right of revocation (Anfechtung) or set-off (Aufrechnung) of the Borrower or (b) that any Guarantor (in its capacity as Guarantor only) may have against the Lender that the guarantee and indemnity does not constitute its legal, valid, binding or enforceable obligations.

12.10	Release of Guarantors' right of contribution

If any Guarantor (a "Retiring Guarantor") ceases to be a Guarantor in accordance with the terms of the Finance Documents for the purpose of any sale or other disposal of that Retiring Guarantor (i) it shall be released from any liability vis-à-vis each other Guarantor and (ii) any other Guarantor waives any right to take the benefit of any right or security granted by the Retiring Guarantor to the Lender in relation to its assets, in each case arising by reason of the performance of such other Guarantor's obligations under the Finance Documents.

12.11	Guarantee Limitation for OpCo

(a)	For the purpose of this clause 12.11:

"German Guarantor" means OpCo as long as it is incorporated in the Federal Republic of Germany as a private limited company "Gesellschaft mit beschränkter Haftung";

"Guarantee Obligations" means the obligations of any Guarantor granted or incurred under the guarantee and indemnity pursuant to this clause 12 (Guarantee and Security); and

"Net Assets" means, in relation to the German Guarantor, the amount of its assets (section 266 sub-section 2 A, B, C, D and E HGB) less (i) the aggregate of its liabilities (section 266 sub-section 3 B, C (but, for the avoidance of doubt, disregarding any Guarantee Obligations), D and E HGB), and (ii) its stated share capital "Stammkapital".

(b)	The enforcement of the Guarantee Obligations shall be limited in relation to German Guarantors as follows:

(i)	The Lender agrees not to enforce the Guarantee Obligations if and to the extent:

(A)	the Guarantee Obligations relate to any obligations of, or amounts owed by, an Affiliate of the German Guarantor (other than the relevant German Guarantor's Subsidiaries (each an "Upstream Affiliate"); and

(B)	such enforcement would cause the German Guarantor's Net Assets to be reduced below zero or further reduced if already below zero (such circumstances constituting a "Share Capital Impairment").

(ii)	For the purposes of the calculation of the Net Assets, the following balance sheet items shall be adjusted as follows:

(A)	the amount of any increase of the registered share capital "Stammkapital" of the German Guarantor after the date of this Agreement which is not expressly permitted under any Finance Document shall be deducted from the relevant registered share capital "Stammkapital";

(B)	in case the registered share capital of the relevant German Guarantor is not fully paid up "nicht voll eingezahlt", the amount which is not paid up shall be deducted from the relevant registered share capital "Stammkapital"; and

(C)	loans and other liabilities which are subordinated (including, without limitation, pursuant to an Subordination Agreement or section 39 sub-section 1 no. 5 InsO) to any Financial Indebtedness outstanding under the Agreement (including liabilities in respect of guarantees for loans or other liabilities which is so subordinated) shall be disregarded to the extent that the subordination has not been declared in breach with section 30 GmbHG.

13.	Representations

13.1	General

Each Obligor in respect of itself makes the representations and warranties set out in this clause 13 to Lender.

13.2	Status

(a)	It is a corporation, limited liability company or partnership with limited liability, duly incorporated or, in the case of a partnership, established and validly existing under the law of its jurisdiction of incorporation.

(b)	It has the power to own its assets and carry on its business as it is being conducted.

13.3	Non-conflict with other obligations

Subject to the Legal Reservations, the entry into, performance by it of, and the transactions contemplated by, the Finance Documents and the granting of the Transaction Security do not and will not conflict with:

(a)	any law or regulation applicable to it; or

(b)	its constitutional documents.

13.4	Power and authority

It has the power to enter into, perform and deliver, and has taken all necessary action to authorise its entry into, performance and delivery of, the Finance Documents to which it is a party and the transactions contemplated by those Finance Documents.

13.5	Validity and admissibility in evidence

All Authorisations required or desirable:

(a)	to enable it lawfully to enter into, exercise its rights and comply with its obligations in the Finance Documents to which it is a party; and

(b)	to make the Finance Documents to which it is a party admissible in evidence in its jurisdiction of incorporation, have been obtained or effected and are in full force and effect.

14.	Undertaking by the Company

The Company undertakes that, following the utilisation of the Second Tranche, it shall use its best efforts to engage an investor relations firm, on terms and conditions that are market standard for a company of comparable size, earnings profile and market capitalisation, subject to the prior consent of the Lender (such consent not to be unreasonably withheld or delayed).

15.	Events Of Default

Each of the events or circumstances set out in clause 15 is an Event of Default (save for clause 15.7 (Acceleration)).

15.1	Non-payment

An Obligor does not pay on the due date any amount payable pursuant to a Finance Document at the place and in the currency in which it is expressed to be payable unless (i) its failure to pay is caused by administrative or technical error and (ii) payment is made within 8 Business Days of its due date.

15.2	Insolvency and insolvency proceedings

(a)	An Obligor is unable or admits inability to pay its debts as they fall due, suspends making payments on any of its debts or, by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors (other than the Lender in its capacity as such) with a view to rescheduling any of its indebtedness and, in particular, OpCo as an Obligor incorporated in Germany is unable to pay its debts as they fall due (zahlungsunfähig) within the meaning of section 17 of the Insolvency Code (Insolvenzordnung) ("InsO").

(b)	OpCo as Obligor incorporated in Germany is over-indebted within the meaning of section 19 InsO or, with respect to any other member of the Group, the value of the assets of any member of the Group is less than its liabilities (taking into account contingent and prospective liabilities).

15.3	Destruction or abandonment of assets

(a)	Any material part of the assets of an Obligor is destroyed, damaged or rendered unusable, unless such destruction, damage or loss is covered by adequate insurance and the relevant insurance proceeds are (or will be) applied in accordance with the Finance Documents, and such event has or is reasonably likely to have a Material Adverse Effect; or

(b)	an Obligor abandons, suspends or permanently ceases to operate, use or maintain any material part of its assets or business, unless such abandonment or cessation is temporary and the resulting impairment is covered by adequate insurance and the relevant insurance proceeds are (or will be) applied in accordance with the Finance Documents, and such action has or is reasonably likely to have a Material Adverse Effect.

provided that no Event of Default shall occur under this clause if the relevant Obligor has fully reinstated, repaired or replaced such assets (or has entered into binding arrangements to do so) within 15 Business Days.

15.4	Change of Borrower’s COMI

The centre of main interest (COMI) (as defined in Regulation (EU) 2015/848 on insolvency proceedings) of Borrower is changed from the jurisdiction in which it is located on the date of this Agreement, unless:

(i)	such change is not reasonably likely to prejudice the interests of the Lender in any material respect; and

(ii)	the Lender has been prior notified in writing of such change not less than 30 Business days in advance; and

(iii)	no insolvency proceedings have been commenced or are reasonably likely to be commenced in respect of the Borrower as a result of such change.

Any Event of Default under this clause shall be deemed remedied if the Borrower re-establishes its COMI in the original jurisdiction within 30 Business Days after the occurrence of such change.

15.5	Non-compliance with Finance Documents

The Borrower fails to comply with any material provision of a Finance Document (including any condition subsequent), other than those expressly dealt with elsewhere in this clause 15, provided that:

(a)	no Event of Default shall occur unless such failure remains unremedied for 15 Business Days after the earlier of:

(A)	the Company becoming aware of such failure; and

(B)	the Lender giving notice of such failure to the Company; and

(b)	if such failure is capable of remedy, the Borrower is using reasonable endeavours to remedy such failure within such period.

15.6	Non-compliance with Purpose

The Borrower fails to apply: (x) the First Tranche in accordance with the purpose set out in Clause 3.1; or (y) the Second Tranche in accordance with the purpose set out in Clause 3.2.

15.7	Acceleration

(a)	On and at any time after the occurrence of an Event of Default which is continuing the Lender may, by notice (the "Acceleration Notice") to the Company:

(i)	cancel the Total Commitments whereupon they shall be immediately cancelled;

(ii)	declare that all or part of the Utilisations, together with accrued interest, and all other amounts accrued or outstanding under the Finance Documents be immediately due and payable, at which time they shall become due and payable after 10 Business Days;

(iii)	exercise any or all of its rights, remedies, powers or discretions under the Finance Documents, but may only enforce any Transaction Security 20 Business Days after an Acceleration Notice has become effective, provided that the relevant Event of Default is continuing.

(b)	Prior to giving an Acceleration Notice other than in respect of any Acceleration Notice provided following an Event of Default under Clause 15.2 in which case no notice is required, the Lender shall notify the Company in writing of its intention to do so and shall consult in good faith with the Company for a period of 15 Business Days with a view to agreeing remedial actions or a waiver.

(c)	Where an Event of Default has occurred but the Lender is entitled to exercise the Conversion, the Lender shall not accelerate unless it has first elected not to exercise such Conversion.

16.	Illegality

16.1	If, at any time, it becomes unlawful in any applicable jurisdiction for the Lender to perform any of its obligations under this Agreement or to fund or maintain a Loan:

(a)	the Lender shall promptly notify the Company of the relevant circumstances;

(b)	the Parties shall use reasonable endeavours for a period of 30 Business Days to agree on an amendment or alternative structure which would avoid such illegality without materially prejudicing the Company; and

(c)	if no such solution is agreed within such period, the Lender may, by notice to the Company, cancel the undrawn Commitment affected by the illegality.

16.2	Any outstanding Loan affected by such illegality shall be prepaid on the Termination Date or such later date as agreed, without penalty or breakage costs, and no Event of Default shall arise solely as a result of such illegality.

17.	No Assignment

No Party may assign any of its rights or transfer any of its rights or obligations under the Finance Documents.

18.	Payment Mechanics

(a)	Any payment which is due to be made on a day that is not a Business Day shall be made on the next Business Day in the same calendar month (if there is one) or the preceding Business Day (if there is not).

(b)	During any extension of the due date for payment of any amount under this Agreement (other than interest) in accordance with paragraph (a) above interest is payable on that amount at the rate payable on the original due date.

19.	Conduct of business by the LENDER

No provision of this Agreement will:

(a)	interfere with the right of the Lender to arrange its affairs (tax or otherwise) in whatever manner it thinks fit;

(b)	oblige the Lender to investigate or claim any credit, relief, remission or repayment available to it or the extent, order and manner of any claim; or

(c)	oblige the Lender to disclose any information relating to its affairs (tax or otherwise) or any computations in respect of Tax.

20.	Notices

20.1	Communication

(a)	Any communication to be made under or in connection with the Finance Documents shall be made in writing and, unless otherwise stated, may be made by email or letter or in any other way agreed from time to time.

(b)	Any notice or other documents given under or in connection with any Finance Document must be in English or accompanied by a English translation.

20.2	Addresses

The address and email address (and the department or officer, if any, for whose attention the communication is to be made) of each Party for any communication or document to be made or delivered under or in connection with the Finance Documents is that identified with its name below or any substitute address, email address or department or officer as the Party may notify to the other Parties by not less than five Business Days' notice.

20.3	USA Patriot Act

If the Lender is subject to the USA Patriot Act the Lender hereby notifies the Obligors that pursuant to the requirements of the USA Patriot Act, it is required to obtain, verify and record information that identifies the Obligors, which information includes the name and address of each Obligor and other information that will allow the Lender to identify such Obligor in accordance with the USA Patriot Act. Each Obligor shall, promptly following a request by the Lender, provide all documentation and other information that the Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the USA Patriot Act.

21.	Calculations

Any interest, commission or fee accruing under a Finance Document will accrue from day to day and is calculated on the basis of the actual number of days elapsed and a year of 360 days.

22.	Partial Invalidity

22.1	The Parties agree that should at any time, any provisions of this Agreement be or become void (nichtig), invalid or due to any reason ineffective (unwirksam) this will indisputably (unwiderlegbar) not affect the validity or effectiveness of the remaining provisions and this Agreement will remain valid and effective, save for the void, invalid or ineffective provisions, without any Party having to argue (darlegen) and prove (beweisen) the Parties intent to uphold this Agreement even without the void, invalid or ineffective provisions.

22.2	The void, invalid or ineffective provision shall be deemed replaced by such valid and effective provision that in legal and economic terms comes closest to what the Parties intended or would have intended in accordance with the purpose of this Agreement if they had considered the point at the time of conclusion of this Agreement.

23.	Remedies And Waivers

No failure to exercise, nor any delay in exercising any right or remedy under the Finance Documents shall operate as a waiver, nor shall any single or partial exercise of any right or remedy prevent any further or other exercise or the exercise of any other right or remedy. The rights and remedies provided in this Agreement are cumulative and not exclusive of any rights or remedies provided by law.

24.	Amendments And Waivers

(a)	Any term of the Finance Documents may be amended or waived only with the consent of the Lender and the Company and any such amendment or waiver will be binding on all Parties.

(b)	OpCo agrees to any such amendment or waiver permitted by this Clause 24 which is agreed to by the Company.

25.	Confidentiality

25.1	Confidential Information

The Lender agrees to keep all Confidential Information confidential, to ensure that all Confidential Information is protected with security measures and a degree of care that would apply to its own confidential information and not to disclose it to any person that is not a Party and other than:

(a)	to any of its or their officers, directors, employees, professional advisers, auditors, partners, Representatives or potential providers of capital for the Second Tranche such Confidential Information if any person to whom the Confidential Information shall be disclosed has entered into a Confidentiality Undertaking; and

(b)	any person to whom information is required or requested to be disclosed (i) by any court of competent jurisdiction or any governmental, banking, taxation or other regulatory authority or similar body, the rules of any relevant stock exchange or pursuant to any applicable law or regulation or (ii) in connection with any litigation, arbitration, administrative or other investigations, proceedings or disputes if any person to whom the Confidential Information shall be disclosed is informed of its confidential nature.

25.2	Notification of disclosure

The Lender (to the extent permitted by law and regulation) shall inform the Company (i) of any disclosure of Confidential Information made pursuant to paragraph (b) of clause 25.1 (Confidential Information) and (ii) upon becoming aware that Confidential Information has been disclosed in breach of this clause 25 (Confidentiality).

25.3	Continuing obligations

The obligations in this clause 25 (Confidentiality) shall remain binding on the Lender for a period of twenty four months from the earlier of (i) the final discharge of this Agreement and (ii) the date on which the Lender otherwise ceases to be a Lender.

26.	Governing Law

This Agreement and any non-contractual obligations arising out of or in connection with it are governed by German law.

27.	Jurisdiction

The courts of Frankfurt am Main, Germany have exclusive jurisdiction to settle any dispute arising out of or in connection with this Agreement (including a dispute relating to the existence, validity or termination of this Agreement or any non-contractual obligation arising out of or in connection with this Agreement) (a "Dispute"). This clause 27 is for the benefit of all Parties.

28.	Conclusion of this Agreement (Vertragsschluss)

28.1	The Parties to this Agreement may choose to conclude this Agreement by an exchange of signed signature page(s), transmitted by means of telecommunication (telekommunikative Übermittlung) by way of fax or attached as an electronic photocopy (pdf, tif, etc.) to electronic mail.

28.2	If the Parties to this Agreement choose to conclude this Agreement in accordance with clause 28.1 above, they will transmit the signed signature page(s) of this Agreement to Dr. Moritz v. Hutten (mhutten@stolzenberg-legal.de) (the "Recipient"). The Agreement will be considered concluded once the Recipient has actually received the signed signature page(s) (Zugang der Unterschriftsseite(n)) from all Parties to this Agreement and at the time of the receipt of the last outstanding signature page(s).

28.3	For the purposes of this clause 28 only, the Parties to this Agreement appoint the Recipient as agent of receipt (Empfangsvertreter) and expressly allow (gestatten) the Recipient to collect the signed signature page(s) from all and for all Parties to this Agreement. For the avoidance of doubt, the Recipient will have no further duties connected with its position as Recipient. In particular, the Recipient may assume the conformity to the authentic original(s) of the signature page(s) transmitted to it by means of telecommunication, the genuineness of all signatures on the original signature page(s) and the signing authority of the signatories.

schedule 1

Conditions Precedent

Part 1 - Conditions Precedent to utilisation of First Tranche

1.	Finance documents

This Agreement executed by the Parties.

2.	Transaction Security Documents

n/a

3.	Other documents and evidence

The Funds Flow Statement.

Part 2 - Conditions Precedent to utilisation of Second Tranche

1.	Finance documents

This Agreement executed by the Parties.

2.	Transaction Security Documents

n/a

3.	Other documents and evidence

Employment of Mr. A. Schuetz as Chief Financial Officer of the Company, effective 1 January 2026 and public announcement thereof, also via SEC Form 6-K.

This Agreement was signed on December 16, 2025:

SCHMID Group N.V.:		GEBR. SCHMID GMBH:
as Company, Borrower and Guarantor		as Guarantor

/s/ Christian Schmid		/s/ Christian Schmid
(Signature)		(Signature)

Christian Schmid		Christian Schmid
(Name in block letters)		(Name in block letters)

MANAGING DIRECTOR
(Title in block letters)		(Title in block letters)

Address:	Robert-Bosch-Str. 32-36, 72250 Freudenstadt, Germany	Address:	Robert-Bosch-Str. 32-36, 72250 Freudenstadt, Germany
Email:	Schmid.Ch@schmid-group.com	Email:	Schmid.Ch@schmid-group.com

Attention:	Christian Schmid	Attention:	Christian Schmid

Christian Schmid:		Anette Schmid:
as Security Provider		as Security Provider

/s/ Christian Schmid		/s/ Anette Schmid
(Signature)		(Signature)

Christian Schmid		Anette Schmid
(Name in block letters)		(Name in block letters)

Address:	Robert-Bosch-Str. 32-36, 72250 Freudenstadt, Germany	Address:	Robert-Bosch-Str. 32-36, 72250 Freudenstadt, Germany
Email:	Schmid.Ch@schmid-group.com	Email:	Schmid.An@schmid-group.com

Attention:	Christian Schmid	Attention:	Anette Schmid

[Signature Page to the Facility Agreement]

Black Forest Special Situations I:
as Lender

/s/ DAVID ROBERT BULLEY
(Signature)

DAVID ROBERT BULLEY
(Name in block letters)

DIRECTOR
(Title in block letters)

Address:	Suites 3404B-06,
Two Taikoo Place
979 King’s Road
Quarry Bay
Hong Kong

Telephone:	+852 6201 3662

Email:	dbulley@applebyglobal.com

Attention:	David Bulley

[Signature Page to the Facility Agreement]